Exhibit 99.1

Presidio Property Trust Announces Special Warrant Dividend

San Diego, CA – January 4, 2022 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced the declaration of a special warrant dividend.

All holders of record of Presidio’s common stock and existing outstanding warrants as of January 14, 2022 will receive one warrant for each common share or existing warrant held. The warrant dividend is expected to be issued on or around January 24, 2022. These warrants will give the holder the right to purchase one share of Presidio common stock at $7.00 per share, for a period of five years. Should shareholders not convert the warrants during that holding period, the warrants will automatically convert to 1/10 of a common share at expiration, rounded down to the nearest number of whole shares.

“This special dividend reflects our appreciation for the support of our shareholders, as well as optimism about our future,” said Jack Heilbron, Chief Executive Officer and President of Presidio. “The innovative automatic conversion feature assures that warrant holders will be entitled to receive additional common shares of Presidio, subject to the warrant’s terms. We have applied for these warrants to trade on the Nasdaq Capital Market under the symbol SQFTW and expect trading to begin on or around January 24, 2022.”

The warrants and the shares of common stock issuable upon the exercise of the warrants will be registered on a registration statement on Form S-11 (File No. 333-260885) that was filed with the Securities and Exchange Commission and is expected to be declared effective on or around January 21, 2022.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of that state or jurisdiction. Any offer of securities covered by the registration statement will be made solely by means of a prospectus included in the registration statement.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota, Texas, Maryland, and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244